ISSUER FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

Registration Statement No. 333-204908

Dated July 15, 2015

   ETRACS 2xMonthly Leveraged S&P MLP Index ETN

Headline	Description line 1	Description line 2	Display URL
UBS ETRACS MLPV ETN	Monthly Compounded 2x Leveraged	Exposure to the S&P MLP Index.	etracs.ubs.com/MLPV
Leveraged MLPV ETN	Significant Income Potential	Through Variable Quarterly Coupons.	etracs.ubs.com/MLPV
ETRACS MLPV ETN	Leverage that Resets Monthly	Not daily. ETRACS. Learn more.	etracs.ubs.com/MLPV

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement, or product supplement and pricing supplement, for the offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offering to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and the prospectus supplement, or applicable product supplement and pricing supplement, by calling toll-free (+1-877-387 2275).